                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1) Airline Foods, Inc.
 2) Beachfront Properties, Inc.
 3) Bird-Marriott, Inc.
 4) CBM One Corporation
 5) CBM Two Corporation
 6) East Boston Properties, Inc.
 7) Farrell's Ice Cream Parlour Restaurants, Inc.
 8) G.L. Insurance Corporation
 9) HMC Acquisition Properties, Inc.
10) HMC Acquisitions, Inc.
11) HMC Airport, Inc.
12) HMC Boyton Beach, Inc.
13) HMC California Leasing Corporation
14) HMC Eastside Financial Corporation
15) HMC Eastside, Inc.
16) HMC Gateway, Inc.
17) HMC GP Holdings, Inc.
18) HMC Leisure Park Corporation
19) HMC Mexair, Inc.
20) HMC Mexpark, Inc.
21) HMC Polanco, Inc.
22) HMC Retirement Properties, Inc.
23) HMC SFO, Inc.
24) HMC Toronto Eaton Ctr., Inc
25) HMC Ventures, Inc.
26) HMH HPT Courtyard, Inc.
27) HMH Marina Inc.
28) HMH Pentagon Corporation
29) HMH Properties, Inc.
30) HMH Realty Company, Inc.
31) HMH Restaurants, Inc.
32) HMH Rivers, Inc.
33) HMH Westport Corporation
34) HMH WTC, Inc.
35) Host Airport Hotels, Inc.
36) Host Investment, Inc.
37) Host La Jolla, Inc.
38) Host Marriott BCH Hotel Corporation
39) Host Marriott GTN Corporation
40) Host Marriott Hospitality, Inc.
41) Hot Shoppes, Inc.
42) Hotel Management of Tuscon, Inc
43) Hotel Properties Management, Inc.
44) Marriott Barbados Branch

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

45) Marriott Barbados, Ltd.
46) Marriott Condominium Development Corporation
47) Marriott Desert Springs Corporation
48) Marriott FIBM One Corporation
49) Marriott Financial Services
50) Marriott Hanover Hotel Corporation
51) Marriott Hotels of NY City
52) Marriott Hotels of San Diego
53) Marriott Marquis Corporation
54) Marriott MDAH One Corporation
55) Marriott MHP Two Corporation
56) Marriott Park Ridge Corporation
57) Marriott PLP Corporation
58) Marriott Properties, Inc.
59) Marriott Realty Sales, Inc.
60) Marriott RIBM III Corporation
61) Marriott RIBM Two Corporation
62) Marriott SBM One Corporation
63) Marriott SBM Two Corporation
64) Marriott YBG Corporation
65) MOHS Corporation
66) Montana Food and Beverage Services, Inc.
67) Philadelphia Airport Hotel Corporation
68) Philadelphia Market St. Hotel Corporation
69) RIBM One Corporation
70) Saga Property Leasing Corporation
71) SFM Finance Corporation
72) Sparky's Virgin Islands, Inc.
73) S.D. Hotels, Inc.
74) Wharf Acquisition, Inc.
75) Willmar Distributors, Inc.